Exhibit 99.1

On May 26, 2026, Kevin McGurn, interim CEO of TMTG, completed an interview with Vince Molinari of Fintech TV. The transcript is copied below:

MOLINARI: Hi, I'm Vince Molinari, and welcome back. Joining us now for his first live television interview as Interim CEO of Trump Media Technology, I'm sorry, Trump Media and Technology Group, is Kevin McGurn. Kevin, welcome to the show.

McGURN: Thanks so much, Vince. Thanks for having me.

MOLINARI: Well, I am absolutely delighted and honored. First live interview as interim CEO, and even more so, we're so excited and appreciate the collaboration with Trump Media, and some of our content on there, and continued exploration of more to do together. So, thank you, and we're honored to have you today.

McGURN: Thanks so much. Yeah, and we're happy to have you on the service, and you guys have been putting out great content for a long time, and it's great to be here.

MOLINARI: Well, I love it. Hey, let's jump in. You know, we look at Bitcoin, it continues to scale its institutional adoption. People are watching it more and more as a global indicator, and I guess as we talk about watching things with everything on chain, there's been some movement of your treasury with Bitcoin. Some of the street investors, “Hey, what's going on?” Can you share a little bit with us?

McGURN: For sure. I mean, at the headline, we're trying to diversify where our holdings are. That's just a security thing. What's a risk management principle that we want to be very thoughtful about and have a diversified set of accounts that we trade from. And then, more than that, we have a principal balance that we're trying to yield against, and that's something that we're very adamant about. And when we go to run our business, we want a strong balance sheet, and those digital assets and the yield that they produce is something that's going to make us stronger and stronger as we do all of the strategic things that are out there in our business.

MOLINARI: So, I guess at the core, like any good treasury management, digital or other, it's a yield enhancement, putting that asset to work a little bit better, harder, stronger, faster.

McGURN: Yeah, well, for sure. I mean, the market is dictating what we do, right? And we feel that Bitcoin has a very strong position. There is some opportunity on the upside here as we go forward into the year, and we want to take advantage of that, our ability in the, in the size of the asset treasure that we have, which was raised in one of the biggest pipes that the street has ever seen.

We have just a unique placement. We have a belief in this currency that we want to make sure that we, you know, one, we're putting it to work for its best of mobility, and then two, that we're keeping in mind all of our strategic opportunities with a merger, with our media company, and with some of the other businesses and technology that we're building out.

MOLINARI: Great, love your opinion. You have a vast background, and when we look at this convergence, if you would, between media platforms, financial market infrastructure, digital ownership, are we late? Are we still very early? What's your sense?

McGURN: I think we're early. When I look at the great unbundling of media, where broadcast and cable sort of fractured into this really tough consumer environment, where I think prices have soared and content has scattered, we actually feel like blockchain and crypto assets are a way that we can benefit the entirety of the consumer experience when it comes to watching media. The fact that Trump Media and Technology Group has a closed loop system where our mobile assets and our television assets are connected in a back-end infrastructure—if you think about where content discovery and enjoyment goes, we know that all of these things are linked together, and that our social media platform, which is the core of what we do, will be the beneficiary of how content is discovered, and then immersing yourself with that television experience where all of the engagement occurs.

MOLINARI: Well, I, for one, love that vision, and it's really so true when we look at how content consumption is really defining the relationship and the connectivity with the stakeholders, whether the viewer, shareholders, consumers, so bravo on that.

You know, I want to talk a little bit more about Truth Plus, and the expansion of what's going on, and really, really the content distribution, and how important original content is to you now, and what do you have going on on that side?

McGURN: Yeah, I think at the core, mobile and television need to be connected with one another. Video has been the leader of getting more and more engagement on mobile. So, Truth Plus was the natural evolution of our Truth Social platform into television, original content, curated content, programmed content, hits and highlights that start in the mobile experience in short form can be expanded into long form on television. You're a great beneficiary of that. Other broadcasters in the conservative news networks, family-friendly, faith-based content that we have on the service are going to be beneficiaries of that, and then ultimately the consumer will be able to find what they want more quickly, and then jump in from that short form experience into a long form immersive experience.

MOLINARI: So, is that what your answer would be when you have, whether critics or observers say, hey, you know, the streaming space is pretty crowded. How's Truth Plus really going to differentiate and have its own bigger voice?

McGURN: We have a closed loop platform. Our tech stack is owned and operated by ourselves, so we can actually iterate very quickly. When we're designing our products and experiences, and we're writing code, we're doing it off the back of a content delivery network that is centered on data centers around the United States. So, when we publish code, we don't have to have third party tech platforms approve it. We're our own third-party tech platform. We are the first—

MOLINARI: —extremely valuable.

McGURN: It's extremely valuable. It makes us faster, and it makes the experience for the end user that much cleaner.

MOLINARI: So, let's continue. We talk about user engagement growth. We look at what Trump Media continues to do with, I'd say building long-term shareholder value as the goal. Yeah, what are you looking at in terms of metrics? How are you measuring that, and what's the plan?

McGURN: Well, we have one of the best brands in the world, right? It's one of the most experienced brands that's out there in the media space, and it's one of the most mentioned brands on all of media. So, we're going to go into our phase now that we've built these products out, we're going to start growth marketing, that's app install marketing in both mobile and in television, and we're going to start to build and build and build with more content, more users, more advertisers, more sponsorship.

We have a really robust and ambitious path forward that we want to make sure that we're a player in the media space, we're a participant in the industry, and then we're out there using all the tools that are available to us in television and mobile to build our business.

MOLINARI: This may be my favorite question. Big shout out to our producer, Bill. You know, when we look at, I guess we're all misunderstood at times, right? And sometimes when you layer in intentionality into the misunderstanding, you know, when you look at market participants, investors. What's the biggest thing you may want to make them understand versus the misunderstandings that may be in the marketplace?

McGURN: Yeah, I sort of mentioned it. One, it's that technology stack that we have as our back end, we do our own ingest, our own transcode, we have our own content delivery network, but then secondly, it's this broader kind of strategy where we really do believe that the media business today is broken and that, you know, content is out there in a fragmented way, but actually the blockchain and then the tokenization of those assets will actually be the thing that brings it all back together.

And the technology layer is the way to do that, and the cryptocurrencies are the way to transact that agentic transaction is something that can only be done through crypto tokens. So, we want to make sure that we are a leader in that space. The backend infrastructure allows us to do it quickly, and then that front end experience is something that we're going to experiment with, and we're going to see if we can't fix this problem and make TV great again.

MOLINARI: I love that. Make TV great again. Listen, you know, when we think about this, at least from my lens, when we look at multiple paradigm shifts, when we're talking about just what you went through, everything from blockchain, crypto to newer content, AI, you seem so well positioned as vertically integrated, you know, when you look at all of the emerging technology and AI within the scope of Trump Media. Are you looking at it as an efficiency creator? Are you looking at it as kind of your infrastructure or beyond that? How do you view it?

McGURN: It's always going to be core to infrastructure. I think running an efficient business requires artificial intelligence to be able to scale very, very quickly.

But more so, I think it's about personalization. I think you know the way that content is presented to you today, whether it's feed-based on an algorithmic level or in your really broken experience on television, where you have lots of apps, lots of choices, nothing to watch. I think AI is actually the solution for that, to learn your preferences and understand your situation, and then give you the best possible content in the best possible place that's going to get you excited and have you stick around for the longest period of time.

MOLINARI: Well, I mean, again, that resonates so well, and I'm just going backward to go forward again. Make TV great again. I have to say that, wow, I didn't queue that up for that statement for you.

We're getting ready to go into the opening bell in a second. We'll take a little pause. Well, we've got Mastercard ringing the bell. We'll give them a shout out for their 20th anniversary listed here at the New York Stock Exchange. Nothing better than this, you know. Here we are.

McGURN: Here we go.

MOLINARI: That every day is just the iconic New York Stock Exchange, epitomized with that opening bell. The enthusiasm, as you can hear today, and look around, unparalleled.

McGURN: I've done it once before, Vince. It's a lot of fun.

MOLINARI: It is special.

McGURN: It's a great atmosphere. It's a great energy.

MOLINARI: I like to pretend every once in a while that that's for us.

McGURN: Yeah, it’s very hard to get that kind of applause.

MOLINARI: To the extent you could really talk about it—you know, there's been so much out in the media, again, what's real, what's not. Talking about this wonderful conglomerate of Trump Media, and this scope of assets. Hey, is there going to be a spin out? Is there going to be a merger? How are you dealing, and what messaging do you want to give to the marketplace, and how you bringing that forward now to realize shareholder value?

McGURN: I mean, you hit the nail on the head. It's about shareholder value. We want to start with the shareholder point of view and figure out ways to get them the highest return on their investment, and they're a loyal shareholder base, hundreds of thousands of people that come with us each and every day on these markets.

So, from my perspective, we're focused on the merger. We've announced that, and we're going to look at all the assets underneath that conglomerate structure, and that's our media business, that's their various types of power solutions business with TAE Technologies, their life sciences business, and then obviously the core business, which is their fusion business.

And if you think about the technology stack that we talked about and the data centers that we operate around the United States, it always all starts with energy. So, that's why these things fit together. That's why this race that we're in, the AI race, the energy race, the data center race, is so important, because everything that we're talking about it is predicated on energy. This entire experience is something that we need to present out to the community, and we need to do so in larger and larger fashion, and we have an energy crisis on our hands, and we're trying to solve for that and be a participant in that solution, and I think this is a very logical approach for us, and we're, you know, we're committed to it, and we're going to get it done as fast as possible for our shareholders.

MOLINARI: And I fully appreciate that, Kevin. You know, when I saw the announcement, I'm like, well, this makes sense, but when you really drill down and think about the fundamental energy need for everything else that's occurring, not only within Trump Media as a microcosm of it, but really nationally.

McGURN: Yes.

MOLINARI: So, it does make tremendous sense when I look at that, and you just outlined that. When you look at the next six to twelve months, what does success look like for you as the new interim CEO?

McGURN: For us, I think it's going to be more content on the platform, I think it's going to be more users coming into us every day, and I think it's going to be a deeper level of connectivity between the mobile phone and the television, just from an experiential standpoint. But really, the success starts with the merger, working through a lot of the things that we're doing in this crypto digital asset treasury, getting those, you know, those principal amounts working for us, yielding, and then funding the business that we're putting together.

We're very excited. We have great people on board. We have an incredible merger that's in front of us, and we have a great shareholder base that's following along with us. So, for me, success is serving all of those constituents, all of those customers, and getting sponsors, subscribers, advertisers on board for the service.

MOLINARI: You know, I really like the way that you phrase that. So it's really beyond shareholder, it's really stakeholder engagement across the spectrum.

McGURN: Yeah, it's an entire industry, in fact, it's the country, right? You know, we want to be able to do our part and put out products, services, and experiences that are beneficial and incremental to what's out there in the world, and I think from my standpoint it's the core, it's the core mission of what Truth Social was founded on. It's free speech, of course, but it's also being a participant in one of the best industries in the world, which is the media business, and I've been in that business for over 25 years, and I'm a big fan of it, and I think this is a core asset that needs to build and needs to grow.

MOLINARI: Absolutely. Hey, I could talk for hours with you. I think I've got time for one more quick question, and I would be doing an injustice if I didn't at least squeeze it in there. So, Yorkville, America, great ETF business, five ETFs listed right here at the New York Stock Exchange, wonderful. Share with some of the changes, little gear shift, and what's occurring.

McGURN: Yeah, so we have a couple things that have been going on: one, we have our current ETFs that are out there, and two, we've actually been looking at our at our crypto ETFs and doing a little bit of adjusting in terms of how they are listed, right? So, we're going, we're going from the ‘33 Act to the ‘40 Act, going from ETP to ETF, we want to make sure that we're getting a very diversified set of products that are out there to the folks that want to participate in crypto currencies but want to do so in a more diversified way.

If you think about how we were filed originally, it was a single-by-single crypto asset. The ETFs actually allow for a much better mix, a much more managed product set, and something that actually is unique out there in the marketplace. I think for us, we want to just have something that people, one, believe in the values that we're bringing to the table, and two, have great performing assets that they can invest in, and this is our best chance of doing it. So, we're totally invested. We've got great partners in Yorkville, America. They're not done with just, you know, the announcements that you've seen today. There'll be much more to come, and you know, Truth.Fi is a great overarching brand for how we think about the entire blockchain, about the entire financial services business, and, and how we're going to participate in that, and bring, you know, great products and great services that yield great return to those folks that, that vote on us institutionally and from a retail perspective in the future.

MOLINARI: Excellent, Kevin McGurn, the Interim CEO of Trump Media and Technology Group. Kevin, thank you so much for joining us. You got to come back soon. There's so much more to dive into.

McGURN: You guys are the best. Appreciate you.

MOLINARI: Appreciate you, my friend. Thank you.

McGURN: Cheers.